Exhibit 10.21

Fourth Amendment to Lease

This Amendment to Lease dated this 11th day of September, 1998 shall amend the terms of a lease dated February 3, 1993 (“Lease”) by and between Jaytee Properties (“Landlord”) and Republic Bank & Trust Company (“Tenant”) and any other amendments to such lease.

Landlord and Tenant agree that the following terms of the Lease shall be amended specifically adding 5,309 square feet of space to the leased Premises.

ARTICLE I.   PREMISES

SECTION 1.   Tenant leases from Landlord and Landlord leases to Tenant the following additional premises (hereinafter called the “Premises”):

Being 26,509 square feet of office space located on the lower level, first floor and second floor in the Republic Bank Building (hereinafter called “the Building”) located at Hurstbourne Parkway and Stone Creek Parkway in Jefferson County, Kentucky.

ARTICLE II.   TERM

The Term of this lease shall be to 6/31/03.

ARTICLE III.   RENT AND OPERATING EXPENSES

SECTION 1.   Tenant shall pay to Landlord, at Landlord’s office in the Building or at such place as Landlord may from time to time designate, as monthly rental for the Premises, $29,752 from 9/1/98 to 10/31/98 and $31,503 thereafter for the remaining term of the Lease.

JAYTEE PROPERTIES

BY:	\s\ Steve Trager

REPUBLIC BANK & TRUST COMPANY

BY:	\s\ Bill Petter

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